Grace News
Media Relations Rich Badmington +1 410.531.4370 rich.badmington@grace.com	Investor Relations Jeremy Rohen +1 410.531.8234 jeremy.rohen@grace.com

Grace Reports First Quarter 2020 Results; Provides COVID-19 Update; Highlights Strong Financial Position and Cash Flow
First Quarter 2020 Highlights

•	Net sales of $421.5 million, down 10.2%, or down 9.2% on constant currency, including estimated 4.3%, or $20 million, COVID-19 impact

•	Diluted EPS of $0.63, up $0.26 primarily due to 1Q19 pretax charge for estimated costs related to legacy liabilities which did not repeat in 1Q20

•	Adjusted EPS of $0.71, down $0.22 including estimated $0.10 COVID-19 net impact; high end of February 4, 2020 outlook range
COVID-19 Update

•	Fully implemented pandemic response plan to ensure health and safety of our employees, including significant new safety protocols throughout our global operations

•	Focused on business continuity for our customers; no material impact to global manufacturing operations and supply chain

•	Decisive actions to adjust operations, including reducing full year 2020 capital spending by $35-$40 million, working capital by $35-$40 million, and operating costs by $25-$30 million
Strong Financial Position and Cash Flow

•	Strong financial position and resilient cash flows; over $600 million of available liquidity, including over $190 million cash-on-hand, as of March 31, 2020

•	Fully committed to maintaining dividend; declared 2Q20 quarterly cash dividend of $0.30 per share

•	Temporarily suspended share repurchases; repurchased $40.4 million of common stock during 1Q20
(See Analysis of Operations and Notes for information on Non-GAAP financial measures; all results based on year-over-year comparison unless otherwise noted.)

COLUMBIA, Md., - April 30, 2020 - W. R. Grace & Co. (NYSE: GRA) today announced financial results for the first quarter of 2020.
"Grace is well positioned to meet the operating and financial challenges caused by the global pandemic,” said Hudson La Force, Grace’s President and Chief Executive Officer.

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"Our first priority is the health and safety of our employees. We have fully implemented our pandemic response plan, including significant new safety protocols throughout our operations. We are also focused on business continuity for our customers.
"I want to thank our 4,000 employees around the world for their extraordinary efforts that have enabled us to safely maintain a high level of productivity and continue to deliver value to our customers.
"Based on discussions with our customers, current economic indicators, and our extensive experience in our markets, we are planning for a 20-25% year-over-year decrease in sales in the second quarter, consistent with demand declines in our primary end markets.
"In response, we have taken decisive actions to adjust our operations and focus on cash flow, including lowering capital spending, improving working capital, and reducing operating costs."
Strong Financial Position and Focus on Cash Generation
"Grace’s balance sheet is strong and as always we are using cash flow to guide our economic response decisions," said Bill Dockman, Grace's Senior Vice President and Chief Financial Officer. "Our resilient cash flows and ample liquidity will allow us to successfully navigate these uncertain times without stressing our balance sheet. We will remain nimble and take immediate additional actions if necessary."

•	Ample Liquidity: Over $600 million in available liquidity, including over $190 million of cash-on-hand, at March 31, 2020. We have not drawn on our revolver.

•	Resilient Cash Flows: Decisive actions to support cash flow include:

–	Lowering capital spending by $35-$40 million;

–	Improving working capital to generate $35-$40 million of cash flow;

–	Reducing operating costs by $25-$30 million; and

–	Aligning production volumes to match near-term demand.

•	Well Positioned Balance Sheet and Limited Debt Service:

–	No material maturities related to our term loans, revolving credit facility or bonds until September 2021;

–	Net debt of $1.8 billion and net debt to trailing twelve months Adjusted EBITDA of 3.2x at March 31, 2020; and

–	One revolver maintenance covenant; not expected to affect ability to access the full amount of the facility.

•	Minimal Pension Funding Requirements:

–	U.S. qualified pension plans are well funded; expected cash contributions of approximately $1 million per year for the next three years;

–	Cash contributions related to pay-as-you-go, unfunded plans and non-U.S. pension plans expected to be approximately $15 million per year for the next three years; and

–	Cash contributions and pension expense consistent with 2019, and fully reflected in operating cash flows and EBITDA.

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First Quarter Consolidated Performance

Summary Financial Results - Total Grace
(In $ millions, except per share amounts)	1Q20	1Q19	Change
Net sales	$421.5	$469.5	(10.2)%
Net sales, constant currency[1]			(9.2)%
Net income	42.0	24.7	70.0%

Adjusted EBIT[1]	82.3	104.7	(21.4)%
Adjusted EBIT margin[1]	19.5%	22.3%	(280) bps

Diluted EPS	$0.63	$0.37	70.3%
Adjusted EPS[1]	$0.71	$0.93	(23.7)%
Dividends per share	$0.30	$0.27	11.1%

	YTD 2020	YTD 2019	Change
Net cash provided by operating activities	54.6	71.0	(23.1)%
Adjusted Free Cash Flow[1]	9.3	42.8	(78.3)%

	TTM 1Q20	TTM 1Q19	Change
Return on Equity	37.4%	42.0%	(460) bps
Adjusted EBIT ROIC[1]	18.6%	20.7%	(210) bps
[1] See Analysis of Operations and Notes for information on Non-GAAP financial measures.

•
First quarter sales of $421.5 million decreased 10.2%, down 9.2% on constant currency. Sales growth was impacted by lower sales volumes (-10.9%) including an estimated 4%, or $20 million, impact related to COVID-19. Lower customer demand resulted from the weak manufacturing environment and significantly higher refinery customer turnarounds, in line with our expectations communicated February 4, 2020. The decline in sales was partially offset by improved pricing (+1.7%).

•
Net income of $42.0 million was up 70.0% and Diluted EPS of $0.63 was up 70.3%, primarily due to a pre-tax charge taken in 1Q19 for estimated costs related to legacy liabilities which did not repeat in 1Q20.

•
Adjusted EBIT of $82.3 million was down 21.4% and Adjusted EPS of $0.71 was down 23.7%. The estimated net impact to Adjusted EBIT and Adjusted EPS related to COVID-19 in the quarter was $10 million and $0.10 per share, respectively.

•
Adjusted Free Cash Flow of $9.3 million decreased $33.5 million primarily due to lower Adjusted EBIT of $22 million and $19 million in higher capital expenditures primarily related to our strategic growth investments.

Delivering on Our Strategic Initiatives
“The disruption from the pandemic is temporary and does not change our profitable growth strategy or the long-term value of our strategic growth initiatives" continued La Force. “We continue to invest in accelerating our growth and extending our competitive advantages.”
Grace's strategic framework for profitable growth includes four elements:

•	Invest to accelerate growth and extend our competitive advantages

•	Invest in great people to strengthen our high-performance culture

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•	Execute the Grace Value Model to drive operating excellence

•	Acquire to build our technology and manufacturing capabilities for our customers
First Quarter Segment Performance
Catalysts Technologies
Catalysts Technologies includes catalysts and related products and technologies used in petrochemical, refining, and other chemical manufacturing applications.

Summary Financial Results - Catalysts Technologies
(In $ millions)	1Q20	1Q19	Change
Net sales	$308.0	$349.7	(11.9)%
Net sales, constant currency[1]			(11.2)%
Gross margin	40.7%	42.4%	(170) bps

Operating income	82.0	101.7	(19.4)%
Operating margin	26.6%	29.1%	(250) bps
[1] See Analysis of Operations and Notes for information on Non-GAAP financial measures.

•	First quarter sales of $308.0 million decreased 11.9%, down 11.2% on constant currency, impacted by lower sales volumes (-13.3%), partially offset by improved pricing (+2.1%) in both businesses.

–
Refining Technologies sales decreased 7.3% primarily due to higher refinery turnaround activity and the June 2019 closure of a North American refinery, in line with our expectations. FCC catalysts pricing improved more than 200 bps for the trailing twelve months.

–
Specialty Catalysts sales decreased 17.0% primarily due to lower sales volumes in chemical catalysts for industrial applications and in polyolefin catalysts due to the weak manufacturing environment as well as an estimated 10% impact related to COVID-19. The impact to sales volumes from the weak manufacturing environment and COVID-19 pandemic was in line with our expectations.

•
Gross margin of 40.7% decreased 170 bps, primarily due to under-absorbed fixed costs resulting from lower production volumes in 4Q19 and 1Q20 in response to the weak manufacturing environment and lower sales volumes, partially offset by improved pricing and lower raw materials and energy costs.

•
Operating income of $82.0 million was down $19.7 million, or 19.4%, primarily due to lower gross profit and lower income from our ART joint venture (-$2.9 million), partially offset by $8.0 million of insurance recoveries in the quarter. As discussed in 1Q20, ART earnings are expected to be heavily weighted to 2H20 due to back-end loaded customer orders and timing of new hydroprocessing catalysts capacity coming on line.

•
In July 2019, a North American FCC catalysts customer filed for bankruptcy protection after announcing that it would not resume refinery operations following a fire in its refinery. Grace received insurance recoveries of $8.0 million in 1Q20, as well as $8.0 million in 4Q19 under its business interruption insurance policy for lost profits. The policy has a $25 million limit per event. Grace expects to receive an additional $9.0 million of insurance recoveries related to this event in the remainder of 2020.

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Materials Technologies
Materials Technologies includes specialty materials, including silica-based and silica-alumina-based materials, used in consumer/pharma, coatings, and chemical process applications.

Summary Financial Results - Materials Technologies
(In $ millions)	1Q20	1Q19	Change
Net sales	$113.5	$119.8	(5.3)%
Net sales, constant currency[1]			(3.4)%
Gross margin	33.0%	36.4%	(340) bps

Operating income	19.0	24.0	(20.8)%
Operating margin	16.7%	20.0%	(330) bps
[1] See Analysis of Operations and Notes for information on Non-GAAP financial measures.

•
First quarter sales of $113.5 million decreased 5.3%, down 3.4% on a constant currency basis. Sales growth was impacted by lower sales volumes (-4.0%), partially offset by improved pricing (+0.6%). Lower sales volumes were primarily due to the expected weak manufacturing environment, and included an estimated 2.5% impact related to COVID-19, primarily in coatings and chemical process applications.

•
Gross margin of 33.0% decreased 340 bps, primarily due to under-absorbed fixed costs resulting from lower production volumes in 4Q19 and 1Q20 in response to the weak manufacturing environment and lower sales volumes, partially offset by lower raw materials and energy costs, improved pricing and favorable mix.

•	Operating income of $19.0 million was down $5.0 million, or 20.8%.
Capital Allocation

•
Capital investments: Year to date, we spent $57.1 million primarily to complete new capacity additions to meet long-term customer demand and support operating excellence investments and other priorities.

Prior to the COVID-19 pandemic, our forecast for capital spending in 2020 was approximately $195 million. We have lowered our forecast for the full year by $35-$40 million and are delaying new projects intended to add capacity or debottleneck operations that do not create near-term value given current demand levels. We have not reduced EHS or maintenance capital.

•	Share repurchase program: In 1Q20, we repurchased approximately 674,000 shares of Grace common stock through March 5 for $40.4 million, at an average per share price of $59.98.
On April 3, we announced we temporarily suspended share repurchases in light of the COVID-19 pandemic. We believe this action, while conservative, is appropriate given the uncertainty regarding the duration and severity of the pandemic.

•	Dividend: In 1Q20, we paid $20.5 million in cash dividends to shareholders. We remain fully committed to maintaining our quarterly cash dividend.

•
M&A: Strategic bolt-on acquisitions remain important to our long-term strategy. However, we are slowing down these activities given the economic environment, the currently elevated business and integration risks, and our leverage profile.

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Financial Outlook and 2Q20 Planning Assumptions
Full-Year 2020 Outlook and 2016-2021 Financial Framework
Given the significant uncertainty associated with the COVID-19 pandemic, including the duration and severity of the global recession, it is prudent to suspend our February 4, 2020 financial outlook, along with our 2016-2021 Financial Framework. We expect to reinstate our financial outlook and long-term financial framework at the appropriate time.
2Q20 Planning Assumptions
We are planning for 2Q20 quarter sales to be down 20-25% year-over-year. We are planning for 2Q20 gross margin to decrease 500-800 bps year-over-year as a result of lower fixed cost absorption (200-300 bps) and reduced inventory levels (300-500 bps). We expect gross margins to recover as demand increases.
Investor Call
We will host an investor conference call and webcast to discuss these results today at 9:00 a.m. ET. The conference call audio and accompanying presentation slides will be available to interested parties via a simultaneous webcast, and may be accessed from our website at http://investor.grace.com. Participants should access the webcast prior to the start of the call to register for the event and install and test any necessary software. The webcast will be archived on the company's website for one year.
Those without access to the internet can participate by dialing +1 844.583.4545 (U.S.) or +1 825.312.2263 (International). The participant passcode is 7871337. Investors are advised to dial into the call at least 10 minutes early in order to register.
An audio replay will be available for one week after 1:00 p.m. ET on April 30. The replay will be accessible by dialing +1 800.585.8367 (U.S.) or +1 416.621.4642 (International) and entering the participant passcode 7871337.
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About Grace
Built on talent, technology, and trust, Grace is a leading global supplier of catalysts and engineered materials. The company’s two industry-leading business segments—Catalysts Technologies and Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 4,000 employees, Grace operates and/or sells to customers in over 60 countries. More information about Grace is available at grace.com.
Forward-Looking Statements
This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements regarding: expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology; benefits from cost reduction initiatives, plans and objectives; succession planning; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Grace is subject to risks and uncertainties that could cause actual results or events to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results or events to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in areas of active conflicts and in emerging regions; the costs and availability of raw materials, energy and transportation; the effectiveness of Grace's research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's pension obligations; legacy matters (including product, environmental, and other legacy liabilities) relating to past activities of Grace; its legal and environmental proceedings; environmental compliance costs (including existing and potential laws and regulations pertaining to

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climate change); the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods; fires and force majeure events; the economics of our customers’ industries, including the petroleum refining industry; public health and safety concerns, including pandemics and quarantines; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the internet at www.sec.gov. Grace's reported results should not be considered as an indication of its future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revisions to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.
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W. R. Grace & Co. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
(In millions, except per share amounts)	2020	2019
Net sales	$421.5	$469.5
Cost of goods sold	261.9	280.9
Gross profit	159.6	188.6
Selling, general and administrative expenses	71.1	73.2
Research and development expenses	17.0	17.0
Costs related to legacy matters	2.7	46.9
Equity in earnings of unconsolidated affiliate	(1.2)	(4.1)
Restructuring and repositioning expenses	2.7	2.3
Interest expense and related financing costs	18.3	20.0
Other (income) expense, net	(8.8)	(2.2)
Total costs and expenses	101.8	153.1
Income (loss) before income taxes	57.8	35.5
(Provision for) benefit from income taxes	(15.7)	(10.9)
Net income (loss)	42.1	24.6
Less: Net (income) loss attributable to noncontrolling interests	(0.1)	0.1
Net income (loss) attributable to W. R. Grace & Co. shareholders	$42.0	$24.7
Earnings Per Share Attributable to W. R. Grace & Co. Shareholders
Basic earnings per share:
Net income (loss)	$0.63	$0.37
Weighted average number of basic shares	66.5	66.8
Diluted earnings per share:
Net income (loss)	$0.63	$0.37
Weighted average number of diluted shares	66.5	66.9
Dividends per common share	$0.30	$0.27

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended March 31,
(In millions)	2020	2019
OPERATING ACTIVITIES
Net income (loss)	$42.1	$24.6
Reconciliation to net cash provided by (used for) operating activities:
Depreciation and amortization	25.5	24.9
Equity in earnings of unconsolidated affiliate	(1.2)	(4.1)
Costs related to legacy matters	2.7	46.9
Cash paid for legacy matters	(7.6)	(3.2)
Provision for income taxes	15.7	10.9
Cash paid for income taxes	(14.4)	(10.9)
Income tax refunds received	0.8	0.8
Defined benefit pension expense	3.1	4.8
Cash paid under defined benefit pension arrangements	(4.4)	(4.0)
Changes in assets and liabilities, excluding effect of currency translation and acquisitions:
Trade accounts receivable	47.3	26.6
Inventories	(31.7)	(35.5)
Accounts payable	(3.8)	3.5
All other items, net	(19.5)	(14.3)
Net cash provided by (used for) operating activities	54.6	71.0
INVESTING ACTIVITIES
Cash paid for capital expenditures	(57.1)	(38.2)
Other investing activities, net	(16.6)	(7.9)
Net cash provided by (used for) investing activities	(73.7)	(46.1)
FINANCING ACTIVITIES
Borrowings under credit arrangements	4.2	2.2
Repayments under credit arrangements	(6.1)	(5.7)
Cash paid for repurchases of common stock	(40.4)	(4.8)
Proceeds from exercise of stock options	—	9.2
Dividends paid to shareholders	(20.5)	(18.4)
Other financing activities, net	(4.2)	(4.3)
Net cash provided by (used for) financing activities	(67.0)	(21.8)
Effect of currency exchange rate changes on cash and cash equivalents	(3.1)	(0.3)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(89.2)	2.8
Cash, cash equivalents, and restricted cash beginning of period	282.9	201.0
Cash, cash equivalents, and restricted cash, end of period	$193.7	$203.8

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Consolidated Balance Sheets (unaudited)

(In millions, except par value and shares)	March 31, 2020	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$193.2	$282.5
Restricted cash and cash equivalents	0.5	0.4
Trade accounts receivable, less allowance of $13.5 (2019—$13.3)	258.3	307.0
Inventories	339.1	309.9
Other current assets	245.1	235.1
Total Current Assets	1,036.2	1,134.9
Properties and equipment, net of accumulated depreciation and amortization of $1,503.2 (2019—$1,497.0)	1,153.2	1,143.8
Goodwill	556.2	556.9
Technology and other intangible assets, net	337.3	342.8
Deferred income taxes	511.7	517.6
Investment in unconsolidated affiliate	182.6	181.9
Other assets	66.8	54.7
Total Assets	$3,844.0	$3,932.6
LIABILITIES AND EQUITY
Current Liabilities
Debt payable within one year	$23.5	$23.1
Accounts payable	258.6	302.3
Other current liabilities	414.6	419.7
Total Current Liabilities	696.7	745.1
Debt payable after one year	1,954.8	1,957.3
Unfunded defined benefit pension plans	430.3	434.6
Underfunded defined benefit pension plans	84.5	85.2
Other liabilities	293.8	308.2
Total Liabilities	3,460.1	3,530.4
Equity
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 66,172,030 (2019—66,735,913)	0.7	0.7
Paid-in capital	466.4	477.9
Retained earnings	752.3	730.5
Treasury stock, at cost: shares: 11,284,603 (2019—10,720,720)	(922.3)	(892.2)
Accumulated other comprehensive income (loss)	80.2	78.8
Total W. R. Grace & Co. Shareholders’ Equity	377.3	395.7
Noncontrolling interests	6.6	6.5
Total Equity	383.9	402.2
Total Liabilities and Equity	$3,844.0	$3,932.6

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited)

	Three Months Ended March 31,
(In millions, except per share amounts)	2020	2019	% Change
Net sales:
Catalysts Technologies	$308.0	$349.7	(11.9)%
Materials Technologies	113.5	119.8	(5.3)%
Total Grace net sales	$421.5	$469.5	(10.2)%
Net sales by region:
North America	$118.1	$144.5	(18.3)%
Europe Middle East Africa	183.7	194.6	(5.6)%
Asia Pacific	100.3	109.2	(8.2)%
Latin America	19.4	21.2	(8.5)%
Total net sales by region	$421.5	$469.5	(10.2)%
Performance measures:
Adjusted EBIT(A)(B):
Catalysts Technologies segment operating income	$82.0	$101.7	(19.4)%
Materials Technologies segment operating income	19.0	24.0	(20.8)%
Corporate costs	(15.6)	(16.2)	3.7%
Certain pension costs(C)	(3.1)	(4.8)	35.4%
Adjusted EBIT	82.3	104.7	(21.4)%
Costs related to legacy matters	(2.7)	(46.9)
Restructuring and repositioning expenses	(2.7)	(2.3)
Third-party acquisition-related costs	(1.5)	(0.3)
Taxes and interest included in equity in earnings of unconsolidated affiliate	—	(0.3)
Interest expense, net	(17.7)	(19.3)	8.3%
(Provision for) benefit from income taxes	(15.7)	(10.9)	(44.0)%
Income (loss) attributable to W. R. Grace & Co. shareholders	$42.0	$24.7	70.0%
Diluted EPS	$0.63	$0.37	70.3%
Adjusted EPS(A)	$0.71	$0.93	(23.7)%

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited) (continued)

	Three Months Ended March 31,
(In millions)	2020	2019	% Change
Adjusted profitability performance measures(A)(B)(C):
Gross Margin:
Catalysts Technologies	40.7%	42.4%	(170) bps
Materials Technologies	33.0%	36.4%	(340) bps
Adjusted Gross Margin	38.7%	40.9%	(220) bps
Pension costs in cost of goods sold	(0.8)%	(0.7)%	(10) bps
Total Grace	37.9%	40.2%	(230) bps
Adjusted EBIT:
Catalysts Technologies	$82.0	$101.7	(19.4)%
Materials Technologies	19.0	24.0	(20.8)%
Corporate, pension, and other	(18.7)	(21.0)	11.0%
Total Grace	$82.3	$104.7	(21.4)%
Adjusted Depreciation And Amortization:
Catalysts Technologies depreciation and amortization	$20.7	$20.5	1.0%
Depreciation and amortization included in equity in earnings of unconsolidated affiliate	0.4	0.1	300.0%
Catalysts Technologies	21.1	20.6	2.4%
Materials Technologies	3.6	3.5	2.9%
Corporate	1.2	0.9	33.3%
Adjusted Depreciation And Amortization	25.9	25.0	3.6%
Depreciation and amortization included in equity in earnings of unconsolidated affiliate	(0.4)	(0.1)	(300.0)%
Depreciation and amortization	$25.5	$24.9	2.4%
Adjusted EBITDA:
Catalysts Technologies	$103.1	$122.3	(15.7)%
Materials Technologies	22.6	27.5	(17.8)%
Corporate, pension, and other	(17.5)	(20.1)	12.9%
Total Grace	$108.2	$129.7	(16.6)%
Adjusted EBIT margin:
Catalysts Technologies	26.6%	29.1%	(250) bps
Materials Technologies	16.7%	20.0%	(330) bps
Total Grace	19.5%	22.3%	(280) bps
Adjusted EBITDA margin:
Catalysts Technologies	33.5%	35.0%	(150) bps
Materials Technologies	19.9%	23.0%	(310) bps
Total Grace	25.7%	27.6%	(190) bps

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited) (continued)

	Three Months Ended March 31,
(In millions)	2020	2019
Cash flow measure(A):
Net cash provided by (used for) operating activities	$54.6	$71.0
Cash paid for capital expenditures	(57.1)	(38.2)
Free Cash Flow	(2.5)	32.8
Cash paid for legacy matters	7.6	3.2
Cash paid for repositioning	1.9	3.5
Cash paid for third-party acquisition-related costs	1.3	0.3
Cash paid for restructuring	1.0	3.0
Adjusted Free Cash Flow	$9.3	$42.8

	Four Quarters Ended March 31,
(In millions)	2020	2019
Calculation of Adjusted EBIT Return On Invested Capital (trailing four quarters)(A):
Net income (loss) attributable to W. R. Grace & Co. shareholders	$143.6	$148.7
Adjusted EBIT	451.1	465.3

Total equity	383.9	353.8
Reconciliation to Adjusted Invested Capital:
Total debt	1,978.3	1,984.1
Underfunded and unfunded defined benefit pension plans	514.8	430.5
Liabilities related to legacy matters	203.1	168.8
Cash, cash equivalents, and restricted cash	(193.7)	(203.8)
Income taxes, net	(498.6)	(516.3)
Other items	32.0	33.0
Adjusted Invested Capital	$2,419.8	$2,250.1

Return on equity	37.4%	42.0%
Adjusted EBIT Return On Invested Capital	18.6%	20.7%

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited)

	Three Months Ended March 31,
	2020				2019
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted earnings per share				$0.63				$0.37
Costs related to legacy matters	$2.7	$0.6	$2.1	0.03	$46.9	$10.9	$36.0	0.54
Restructuring and repositioning expenses	2.7	0.6	2.1	0.03	2.3	0.6	1.7	0.03
Third-party acquisition-related costs	1.5	0.3	1.2	0.02	0.3	0.1	0.2	—
Discrete tax items		0.1	(0.1)	—		1.0	(1.0)	(0.01)
Adjusted EPS(A)				$0.71				$0.93

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Notes to the Financial Information

(A)
In the above, Grace presents financial information in accordance with U.S. generally accepted accounting principles (U.S. GAAP), as well as the non-GAAP financial information described below. Grace believes that this non-GAAP financial information provides useful supplemental information about the performance of its businesses, improves period-to-period comparability and provides clarity on the information management uses to evaluate the performance of its businesses. In the above charts, Grace has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered as a substitute for financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from those results should be evaluated carefully. Grace defines these non-GAAP financial measures as follows:

•
Adjusted EBIT means net income attributable to W. R. Grace & Co. shareholders adjusted for interest income and expense; income taxes; costs related to legacy matters; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; gains and losses on sales and exits of businesses, product lines, and certain other investments; third-party acquisition-related costs and the amortization of acquired inventory fair value adjustment; the effects of these items on equity in earnings of unconsolidated affiliate; and certain other items that are not representative of underlying trends.

•
Adjusted EBITDA means Adjusted EBIT adjusted for depreciation and amortization and depreciation and amortization included in equity in earnings of unconsolidated affiliate (collectively, Adjusted Depreciation and Amortization).

•
Adjusted EBIT Return On Invested Capital means Adjusted EBIT (on a trailing four quarters basis) divided by equity adjusted for debt; underfunded and unfunded defined benefit pension plans; liabilities related to legacy matters; cash, cash equivalents, and restricted cash; net income tax assets; and certain other assets and liabilities.

•
Adjusted Gross Margin means gross margin adjusted for pension-related costs included in cost of goods sold, the amortization of acquired inventory fair value adjustment, and write-offs of inventory related to exits of businesses and product lines.

•
Adjusted EPS means diluted EPS adjusted for costs related to legacy matters; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; gains and losses on sales and exits of businesses, product lines, and certain other investments; third-party acquisition-related costs and the amortization of acquired inventory fair value adjustment; certain other items that are not representative of underlying trends; and certain discrete tax items and income tax expense related to historical tax attributes.

•
Adjusted Free Cash Flow means net cash provided by or used for operating activities minus capital expenditures plus cash flows related to legacy matters; cash paid for restructuring and repositioning; capital expenditures related to repositioning; cash paid for third-party acquisition-related costs; and accelerated payments under defined benefit pension arrangements.

•
The change in net sales on a constant currency basis, which we sometimes refer to as "Net Sales, constant currency," means the period-over-period change in net sales calculated using the foreign currency exchange rates that were in effect during the previous comparable period.

•	Organic sales growth means the period-over-period change in net sales excluding the sales growth attributable to acquisitions.
“Legacy matters” include legacy (i) product, (ii) environmental, and (iii) other liabilities, relating to past activities of Grace.
In the 2020 first quarter, the definition of Adjusted EBIT was modified to adjust for the effects of interest and taxes on equity in earnings of unconsolidated affiliate. The definition of Adjusted EBITDA was modified to adjust for the effects of depreciation and amortization on equity in earnings of unconsolidated affiliate. Grace made these changes to provide clarity about the impacts of these items on Grace's equity in earnings of unconsolidated affiliate and to improve consistency in Grace's application of non-GAAP financial measures. Previously reported amounts were revised to conform to the current presentation.
Adjusted EBIT, Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, Adjusted EPS, Adjusted Free Cash Flow, Net Sales, constant currency, and Organic sales growth do not purport to represent income

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or liquidity measures as defined under U.S. GAAP, and should not be considered as alternatives to such measures as an indicator of Grace's performance or liquidity.
Grace uses Adjusted EBIT as a performance measure in significant business decisions and in determining certain incentive compensation. Grace uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for decision making and compensation purposes, and because it better measures the ongoing earnings results of its strategic and operating decisions by excluding the earnings effects of legacy matters; restructuring and repositioning activities; certain acquisition-related items; and certain other items that are not representative of underlying trends.
Grace uses Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, and Adjusted EPS as performance measures and may use these measures in determining certain incentive compensation. Grace uses Adjusted EBIT Return On Invested Capital in making operating and investment decisions and in balancing the growth and profitability of operations. Grace uses Net Sales, constant currency as a performance measure to compare current period financial performance to historical financial performance by excluding the impact of foreign currency exchange rate fluctuations that are not representative of underlying business trends and are largely outside of its control. Grace uses Organic sales growth to measure its businesses' sales performance, excluding the impacts of acquisitions.
Grace uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, and to provide a return of capital to shareholders. Grace also uses Adjusted Free Cash Flow as a performance measure in determining certain incentive compensation.
Adjusted EBIT, Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, Adjusted EPS, Adjusted Free Cash Flow, Net Sales, constant currency, and Organic sales growth do not purport to represent income measures as defined under U.S. GAAP, and should not be used as alternatives to such measures as an indicator of Grace’s performance. These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of Grace’s financial results, and to ensure that investors and others understand the information Grace uses to evaluate the performance of its businesses. They distinguish the operating results of Grace's current business base from the costs of Grace's legacy matters; restructuring and repositioning activities; and certain other items. These measures may have material limitations due to the exclusion or inclusion of amounts that are included or excluded, respectively, in the most directly comparable measures calculated and presented in accordance with U.S. GAAP and thus investors and others should review carefully the financial results calculated in accordance with U.S. GAAP.
Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to legacy matters, and may exclude income and expenses from restructuring and repositioning activities, which historically have been material components of Grace’s net income. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. Grace’s business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of our costs. Grace compensates for the limitations of these measurements by using these indicators together with net income as measured under U.S. GAAP to present a complete analysis of our results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income and net income attributable to Grace shareholders, measured under U.S. GAAP, for a complete understanding of Grace’s results of operations.
Grace is unable without unreasonable efforts to estimate the annual mark-to-market pension adjustment or future net income or diluted EPS. Without the availability of this significant information, Grace is unable to provide reconciliations for certain forward-looking information set forth in the Outlook, above.

(B)	Grace's segment operating income includes only Grace's share of income from consolidated and unconsolidated joint ventures.

(C)
Certain pension costs include only ongoing costs recognized quarterly, which include service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits. Catalysts Technologies and Materials Technologies segment operating income and corporate costs do not include any amounts for pension expense. Other pension related costs including annual mark-to-market adjustments and actuarial gains and losses are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of Grace's businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments and actuarial gains and losses relate primarily to changes in financial market values and actuarial assumptions and are not directly related to the operation of Grace's businesses.

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(D)
Grace's historical tax attribute carryforwards (net operating losses and tax credits) unfavorably affected its tax expense with respect to certain provisions of the Tax Cuts and Jobs Act of 2017. To normalize the effective tax rate, an adjustment was made to eliminate the tax expense impact associated with the historical tax attributes.

NM - Not Meaningful

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